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                                METATOOLS, INC.                    Exhibit 11.1

                      STATEMENT REGARDING COMPUTATION OF
                      NET INCOME (LOSS) PER COMMON SHARE
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                                                  Three Months Ended                    Nine Months Ended
                                                     September 30,                         September 30,
                                              ------------------------------       -----------------------------
                                                  1996             1995                 1996           1995
                                              ------------------------------       -----------------------------
Primary and Fully Diluted (1)

Weighted average shares outstanding for
  the period.............................       11,845,000        3,178,000           11,706,000      3,155,000
Common equivalent shares, including
  items pursuant to Staff Accounting
  Bulletin No. 83........................        1,194,000        3,521,000            1,326,000      2,477,000
                                              ------------------------------       -----------------------------
Shares used in per share calculation.....       13,039,000        6,699,000           13,032,000      5,632,000
                                              ==============================       =============================

Net income (loss) before dividends and
  amortization...........................     $    992,000    $      80,000        $   2,718,000   $   (786,000)
Preferred stock dividend requirements
  and amortization of issuance costs.....                -          (71,000)                   -       (215,000)
                                              ------------------------------       -----------------------------
Net income (loss) available for common
  stockholders...........................     $    992,000    $       9,000        $   2,718,000   $ (1,001,000)
                                              ==============================       =============================

Net income (loss) per common share.......     $        .08    $         .00        $         .21   $       (.18)
                                              ==============================       =============================
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(1) Primary and fully diluted calculations are substantially the same.



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